Exhibit 99.1

Medifast, Inc. Announces Quarterly Dividend

BALTIMORE, December 10, 2020/PRNewswire/ -- Medifast, Inc. (NYSE: MED), the company behind one of the fastest-growing health and wellness communities, OPTAVIA®, announced today that its Board of Directors has declared a $1.13 quarterly cash dividend to its stockholders. The quarterly cash dividend of $1.13 per share is payable on February 5, 2021 to stockholders of record as of the close of business on December 22, 2020.

This will be the 20th consecutive quarterly dividend paid to stockholders, and the company has paid out to stockholders $139 million in cash dividends since December 2015. Medifast expects to maintain a program of paying dividends on a quarterly basis. The amount and declaration of future dividends remains subject to the discretion of the company’s Board of Directors (the “Board”), who will evaluate the company's dividend program from time to time based on factors that it deems relevant.

For the past four years, the Board has announced changes to the amount of the quarterly dividend for the upcoming fiscal year in December. Moving forward, the Board expects to make initial announcements of any changes to the amount of the dividend during the first quarter of that year.

“Medifast’s growth this year has been strong given the uncertain economic conditions driven by the COIVD-19 pandemic. Today we declared a quarterly cash dividend payment and reiterated our intent to continue paying dividends. We have started our strategic planning process, which we believe will drive continued and sustainable growth for the long-term, and any updated capital return will align with the finalization of that plan,” said Dan Chard, Chief Executive Officer of Medifast, “We are committed to delivering value to our stockholders and believe that our dividend program emphasizes our confidence in the resiliency of our business, and in delivering on our mission to offer the world lifelong transformation one healthy habit at a time.”

About Medifast:

Medifast (NYSE: MED) is  the company behind one of the fastest-growing health and wellness communities, OPTAVIA®, which offers Lifelong Transformation, One Healthy Habit at a Time®. Based on nearly 40 years of experience, Medifast has redefined direct selling by combining the best aspects of the model. Its community of thousands of independent OPTAVIA Coaches teach Clients to develop holistic healthy habits through products and clinically proven plans, the Habits of Health® Transformational System and comprehensive support from a community of like-minded people. In 2019, Medifast expanded the OPTAVIA movement globally, beginning with the Asia-Pacific region. Medifast is traded on the New York Stock Exchange and was named to Fortune's 100 Fastest-Growing Companies list in 2019 and Forbes' 100 Most Trustworthy Companies in America list in 2016 and 2017. For more information, visit www.MedifastInc.com or www.OPTAVIA.com.

Forward Looking Statements

This release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements are based on present circumstances and on Medifast's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements, including the expected future payment of dividends and any statement of the plans and objectives of management for future operations and forecasts of future growth and value, and future announcements to changes of dividends are not guarantees of future events, performance or results and involve risks, uncertainties, and other factors that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Some of these factors include, among others, the impact of the COVID-19 pandemic on Medifast's results, the severity, length and ultimate impact of COVID-19 on people and economies, Medifast's inability to attract and retain independent OPTAVIA Coaches and clients, increases in competition, litigation, regulatory changes, and Medifast's planned growth into new domestic and international markets and new channels of distribution. Such forward-looking statements are made only as of the date of this release and Medifast assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

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Investor Contact:

ICR, Inc.

Scott Van Winkle

(617) 956-6736